Consent of Accountant

Famous Internet Mall, Inc.
11423 West Bernardo Court
San Diego, California 92127

RE: Form 10-SB of Famous Internet Mall, Inc. filed with the Securities and Exchange Commission on or about August 6, 1999 ("Form 10-SB")

Gentlemen:

     The undersigned hereby consents to the use of its name in the Form 10-SB under the Heading "financial statements".




Cordavano & Company
Independent Auditors

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                                                                    Exhibit 28b.


                               Consent of Attorney

Famous Internet Mall, Inc.
11423 West Bernardo Court
San Diego, California 92127

RE: Form 10-SB of Famous Internet Mall, Inc. filed with the Securities and Exchange Commission on or about August 6, 1999 ("Form 10-SB")

Gentlemen:

     The undersigned hereby consents to the use of its name in the Form 10-SB under the Heading "legal matters".




Robert Blair Krueger II
The Krueger Group, LLP